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                                                                    EXHIBIT 99.1

                                                      NEWS RELEASE
                                                      LAKES ENTERTAINMENT, INC.
                                                      130 CHESHIRE LANE
[LAKES ENTERTAINMENT, INC. LOGO]                      MINNETONKA, MN 55305
                                                      952-449-9092
                                                      952-449-9353 (fax)
                                                      WWW.LAKESENTERTAINMENT.COM
                                                      TRADED: NASDAQ "LACO"

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FOR FURTHER INFORMATION CONTACT:
Timothy J. Cope 952-449-7030
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FOR IMMEDIATE RELEASE:
Wednesday, June 23, 2004


                  LAKES ENTERTAINMENT, INC. ANNOUNCES UPDATE ON
                             SHINGLE SPRINGS PROJECT


MINNEAPOLIS, JUNE 23, 2004 -- LAKES ENTERTAINMENT, INC. (NASDAQ "LACO") today announced that a ruling with respect to the casino development planned by the Shingle Springs Rancheria was issued June 21, 2004 by the Superior Court of California, County of Sacramento. The ruling indicates that the addendum previously provided to the court by the California Department of Transportation (Caltrans) did not provide a quantitative showing to satisfy the court's earlier request for a clarification on meeting the state ambient ozone standard. The addendum was required by the court's December 31, 2003 ruling, which found for Caltrans on 15 of 16 major issues in this case. The addendum addresses the remaining issue. The court recognized that the information provided by Caltrans does qualitatively show that the project may comply with the state standard, but concluded that is insufficient. Rather the court is requiring a quantitative analysis and the court recognizes that the methodology for that analysis "is not readily apparent." In addition, the ruling specifically states, "Moreover such methodology appears necessary for the CEQA analysis of transportation projects throughout the state, including transportation projects for which respondents (i.e. Caltrans) have approval authority."

Caltrans, the Shingle Springs Tribe and Lakes are reviewing the order to determine the best methods available to respond to the court's order. They are also evaluating the impact of the ruling, if any, on the anticipated timing of the opening of the planned casino.

Lakes Entertainment, Inc. currently has development and management agreements with four separate Tribes for four new casino operations, one in Michigan, two in California and one with the Nipmuc Nation on the East Coast. Lakes Entertainment also has agreements for the development of one additional casino on Indian-owned land in California through a joint venture with MRD Gaming, which is currently being disputed by the Tribe. Additionally, the Company owns approximately 80% of World Poker Tour, LLC, a media and entertainment company principally engaged in development, production and marketing of gaming-themed televised programming, the licensing and sale of branded products and the sale of corporate sponsorships.

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Lakes Entertainment, Inc. common shares are traded on the Nasdaq National Market under the trading symbol "LACO".


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The Private Securities Litigation Reform Act of 1995 provides a "safe harbor"
for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made or to be made by Lakes Entertainment, Inc.) contains statements that are forward-looking, such as statements relating to plans for future expansion and other business development activities as well as other capital spending, financing sources and the effects of regulation (including gaming and tax regulation) and competition. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of the Company. These risks and uncertainties include, but are not limited to, possible delays in completion of Lakes' casino projects, including various regulatory approvals and numerous other conditions which must be satisfied before completion of these projects; possible termination or adverse modification of management contracts; continued indemnification obligations to Grand Casinos; highly competitive industry; possible changes in regulations; reliance on continued positive relationships with Indian tribes and repayment of amounts owned to Lakes by Indian tribes; possible need for future financing to meet Lakes' expansion goals; risks of entry into new businesses; and reliance on Lakes' management. For more information, review the Company's filings with the Securities and Exchange Commission.
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